UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2011

KINETIC CONCEPTS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09913	74-1891727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8023 Vantage Drive San Antonio, Texas	78230	(210) 524-9000
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On July 12, 2011, Kinetic Concepts, Inc., a Texas corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Chiron Holdings, Inc., a Delaware corporation (“Parent”), and Chiron Merger Sub, Inc., a Texas corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent is owned by a consortium comprised of investment funds advised by Apax Partners, and controlled affiliates of Canada Pension Plan Investment Board and the Public Sector Pension Investment Board (collectively, the “Sponsors”). The Company’s Board of Directors unanimously approved the Merger Agreement.

At the effective time of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to such time (other than shares (i) owned by shareholders who have properly exercised and perfected their rights of dissent and appraisal under Texas law, (ii) owned by Parent or Merger Sub, (iii) held in the treasury of the Company or (iv) owned by any wholly owned subsidiary of the Company) will be automatically converted into the right to receive $68.50 in cash, without interest. Upon completion of the Merger, each holder of the Company’s convertible notes will be entitled to convert such notes into cash equal to the product of $68.50 and the applicable conversion rate (as set forth in the convertible notes indenture). The Company will also facilitate the settlement of the call options and warrants related thereto.

Concurrently with the execution of the Merger Agreement, James R. Leininger, Cecelia Anne Leininger and J&E Investments, L.P. (together representing ownership of approximately 11% of the Company’s common stock) executed a voting and support agreement, pursuant to which such shareholders agreed to, among other things, vote in favor of approval of the Merger Agreement on the terms and subject to the conditions set forth in the voting and support agreement.

Consummation of the Merger is subject to certain customary conditions, including (i) approval by the holders of at least two-thirds of the Company’s common stock, (ii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the approval of the European Commission under Council Regulation (EC) No 139/2004 of January 2004 on the control of concentrations between undertakings applicable to the Consummation of the Merger, and the approval of the Canadian Competition Bureau under the Canadian Competition Act, as amended, if necessary, and (iii) the absence of any law restraining, enjoining or prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions including (x) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and (y) the other party’s material compliance with its covenants and agreements contained in the Merger Agreement. In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the conclusion of the review by the Committee on Foreign Investment in the United States, if necessary.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including covenants regarding: (i) the conduct of the business of the Company prior to closing, (ii) the calling and holding of a meeting of the Company’s shareholders for the purpose of obtaining shareholder approval and (iii) the use of reasonable best efforts to cause the Merger to be consummated.

During the “go-shop” period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. on August 21, 2011, the Company may initiate, solicit and encourage any alternative acquisition proposals from third parties and provide non-public information to and participate in discussions and negotiate with third parties with respect to alternative acquisition proposals, subject to the terms of the Merger Agreement. Starting at 12:00 a.m. on August 22, 2011, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and participate in discussions and engage in negotiations with third parties regarding alternative acquisition proposals. However, prior to shareholder approval of the Merger, the no-shop provision is subject to a customary “fiduciary-out” provision which allows the Company, under certain circumstances, to provide information to and participate in discussions and engage in negotiations with third parties with respect to an alternative acquisition proposal that the Board of Directors has determined is, or could reasonably be expected to result in, a “Superior Proposal” (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. If the termination fee becomes payable as a result of the Company entering into an alternative acquisition agreement with a person who submits an acquisition proposal that the Company’s Board of Directors determines is, or would reasonably be expected to result in a “Superior Proposal” during the go-shop period, the amount of the termination fee is $51.8 million. If the termination fee becomes payable under any other circumstances, the amount of the termination fee is $155.4 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $317.2 million under certain specified circumstances. The Company is a party to certain equity commitment letters with funds advised by, or controlled affiliates of, the Sponsors that provide for the payment of such reverse termination fee and certain other monetary obligations that may be owed by Parent pursuant to the Merger Agreement.

Parent and Merger Sub have obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the proceeds of which will be used by Parent to pay the aggregate merger consideration and all related fees and expenses and to refinance certain indebtedness of the Company. Pursuant to their equity commitments, certain investment funds affiliated with the Sponsors have committed to capitalize Parent, at or prior to closing, with an aggregate equity contribution in an amount of approximately $1.75 billion, on the terms and subject to the conditions set forth in the equity commitment letters dated July 12, 2011.

Pursuant to their debt commitments, Bank of America, N.A.; Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”); Credit Suisse AG, Cayman Islands Branch; Credit Suisse Securities (USA) LLC (“CS Securities”); and Morgan Stanley Senior Funding, Inc. (“MSFF”) (collectively, the “Lenders”) have committed to provide $2.8 billion senior secured loan facilities, $900 million in senior unsecured bridge loans and $1.25 billion in senior secured second lien bridge loans (an amount of which may be agreed to be in Euro equivalent), on the terms and subject to the conditions set forth in a debt commitment letter dated July 12, 2011 (the “Debt Commitment Letter”). MLPFS, CS Securities and MSFF will act as lead arrangers for the debt financing. The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to a number of customary conditions, including (i) that there has not been any change, event, occurrence or effect which has had or would reasonably be expected to have a “Material Adverse Effect” (as defined in the Merger Agreement); (ii) equity commitments in an amount equal to at least 25% of the total pro forma debt and equity capitalization of Merger Sub; (iii) consummation of the Merger in accordance with the Merger Agreement (without giving effect to waivers or modifications that are material and adverse to the Lenders as reasonably determined by the lead arrangers); (iv) execution and delivery of the definitive credit agreements and delivery of customary closing documents and legal opinions; (v) delivery of an offering document for use in a Rule 144A offering and other data and information for use in such offering; and (vi) expiration of a 15 business day marketing period (the Merger Agreement provides for a 20 business day marketing period).

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of July 12, 2011, by and among Chiron Holdings, Inc., Chiron Merger Sub, Inc. and Kinetic Concepts, Inc.

Cautionary Statements

The Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. The Company’s shareholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed acquisition of the Company by investment funds advised by Apax Partners and controlled affiliates of Canada Pension Plan Investment Board and the Public Sector Pension Investment Board. In connection with the proposed acquisition, the Company plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The definitive proxy statement will be mailed to shareholders of the Company. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and the Company’s other filings with the SEC may also be obtained from the Company by directing a request to Kinetic Concepts, Inc., Attention: Investor Relations, 8023 Vantage Drive, San Antonio, TX 78230, or by calling 210-255-6157.

Participants in Solicitation

The Company and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from the Company’s shareholders in favor of the proposed acquisition. Information regarding the Company’s directors and executive officers is available in its 2010 Annual Report on Form 10-K filed with the SEC on March 1, 2011 and definitive proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on April 15, 2011. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed acquisition, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This filing contains forward-looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement; (3) the inability to complete the Merger due to the failure to satisfy the conditions to the Merger, including obtaining the approval of at least two-thirds of the Company’s shareholders, the expiration of the waiting period under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required regulatory approvals; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the Merger; (5) the ability to recognize the benefits of the Merger; (6)

legislative, regulatory and economic developments; and (7) other factors described in the Company’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this filing are beyond the Company’s and the consortium’s ability to control or predict. The Company can give no assurance that the conditions to the Merger will be satisfied. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. The Company is not responsible for updating the information contained in this filing beyond the published date, or for changes made to this filing by wire services or Internet service providers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINETIC CONCEPTS, INC.
(Registrant)

Date: July 13, 2011
	By:	/s/ Martin J. Landon
Name: Martin J. Landon
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of July 12, 2011, by and among Chiron Holdings, Inc., Chiron Merger Sub, Inc., and Kinetic Concepts, Inc.